EXECUTION COPY

AGREEMENT FOR TRANSFER AND EXCHANGE

AGREEMENT FOR TRANSFER AND EXCHANGE (“Agreement”), dated as of September 12, 2008, between TERRESTAR CORPORATION, a Delaware corporation (“TerreStar”) and SKYTERRA COMMUNICATIONS, INC., a Delaware corporation (“SkyTerra” and, together with TerreStar, the “Parties”).

RECITALS

WHEREAS, Motient Ventures Holding Inc. (“MVH”), a Delaware corporation and indirect, wholly owned subsidiary of TerreStar, owns 29,926,074 shares (the “SkyTerra Shares”) of non-voting common stock, par value $0.01 per share, of SkyTerra;

WHEREAS, pursuant to an Exchange Agreement among TerreStar, MVH and SkyTerra, dated as of May 6, 2006 (the “Exchange Agreement”), TerreStar is obligated to use its commercially reasonable efforts to distribute the SkyTerra Shares to the holders of TerreStar’s common stock;

WHEREAS, MSV Investors, LLC (“MSV Investors”), a Delaware limited liability company and indirect wholly owned subsidiary of SkyTerra, owns 4,216,270 shares (the “Networks Shares”) of common stock, par value $0.001 per share of TerreStar Networks, Inc., a Delaware corporation (“Networks”);

WHEREAS, MSV Investors Holdings, Inc. (“MSVIH”), a Delaware corporation and wholly owned subsidiary of SkyTerra, owns 3,136,428 shares (the “TGL Shares”) of common stock, par value $0.01 per share, of TerreStar Global Ltd., a Bermuda corporation (“TGL”);

WHEREAS, pursuant to the Amended and Restated Stockholders Agreement of Networks, dated as of May 6, 2006 (the “Stockholders Agreement”), the ability of MSV Investors to sell or otherwise transfer the Networks Shares is limited;

WHEREAS, TerreStar desires that MVH be permitted and enabled to sell or otherwise Transfer the SkyTerra Shares, and SkyTerra desires that MSV Investors be permitted and enabled to sell or otherwise Transfer the Networks Shares and that the transferees thereof have the right, but not the obligation, to exchange Networks Shares for shares of common stock of TerreStar; and

WHEREAS, TerreStar desires to acquire from MSVIH the TGL Shares.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1	Certain Defined Terms. For purposes of this Agreement:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

“control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” has the meaning set forth in the recitals.

“Exchanged Shares” has the meaning set forth in Section 4.1.

“Governmental Authority” means any United States federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body.

“Harbinger” means Harbinger Capital Partners Master Fund I, Ltd., an exempted company organized under the laws of the Cayman Islands, and Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership.

“Harbinger Letter Agreement” has the meaning set forth in Section 3.5.

“Holder” has the meaning set forth in Section 4.1(a).

“Holder Exchange Agreement” has the meaning set forth in Section 4.1.

“Indemnifiable Claim” means a claim brought by any stockholder of TerreStar (other than a holder of Exchanged Shares), in such capacity, against an Indemnified Party, arising out of or related to or in connection with the waiver contemplated by Section 3.1, and alleging in substance that such Indemnified Party is liable for harm to such stockholder consisting of such stockholder’s failure to receive SkyTerra Shares in a distribution from TerreStar as contemplated by the Exchange Agreement.

“Indemnified Party” has the meaning set forth in Section 6.1(a).

“Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Authority.

“Lien” means, with respect to any of the TGL Shares, any lien, mortgage, pledge, charge, security interest, proxy, voting agreement, voting trust or encumbrance of any kind in respect of the TGL Shares, whether or not filed, recorded or otherwise perfected under applicable law, and any agreement to give any security interest.

“Losses” has the meaning set forth in Section 6.1(a).

“MSV Investors” has the meaning set forth in the recitals.

“MSV” means Mobile Satellite Ventures LP, a Delaware limited partnership and indirect subsidiary of SkyTerra.

“MVH” has the meaning set forth in the recitals.

“MSVIH” has the meaning set forth in the recitals.

“Networks” has the meaning set forth in the recitals.

“Networks Shares” has the meaning set forth in the recitals.

“Organizational Documents” means as to any Person, the certificate of or articles of incorporation, certificate of limited partnership, certificate of formation, articles of organization, operating agreement, limited partnership agreement, limited liability company agreement, stockholders agreements or bylaws or other similar documents of such Person, as applicable.

“Other Investors” means Och Ziff Capital Management Group LLC, Solus Alternative Asset Management, Millenium Partners L.P., George Haywood and any Affiliate of any of the foregoing.

“Other Investors Letter Agreement” means the draft form of agreement attached hereto as Exhibit A.

“Party” and “Parties” has the meanings set forth in the preamble.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“SkyTerra” has the meaning set forth in the preamble.

“SkyTerra Shares” has the meaning set forth in the recitals.

“Stockholders Agreement” has the meaning set forth in the recitals.

“TerreStar” has the meaning set forth in the preamble.

“TerreStar Change of Control” means any event, occurrence or circumstance which is a “change of control” or “change in control” of TerreStar or of Networks within the meaning of (i) the Indenture, dated as of February 14, 2007, among Networks, as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, (ii) the Indenture, dated February 7, 2008, among Networks, as the issuer, TerreStar, certain subsidiaries of Networks and U.S. Bank National Association, as trustee, (iii) the Purchase Money Credit Agreement, dated February 5, 2008, among Networks, as the borrower, the guarantors party thereto from time to time and U.S. Bank National Association, as collateral agent, Harbinger and EchoStar Corporation, as lenders, (iv) the Series B Cumulative Convertible Preferred Stock of TerreStar or (v) the Series A Cumulative Convertible Preferred Stock of TerreStar.

“TGL Shares” has the meaning set forth in the recitals.

“Transfer” means to sell, assign, transfer, pledge, encumber, hypothecate, mortgage or otherwise dispose of, either voluntarily or involuntarily (or to enter into any contract, option or other arrangement or understanding to do any of the foregoing), but shall exclude any bona fide pledge to secure obligations to financial institutions.

“Transferee” shall mean any person to whom Networks Shares have been Transferred pursuant to Section 2.1.

ARTICLE II.

TRANSFERS OF NETWORKS SHARES

Section 2.1	Limitations on Transfers.

The following shall be the sole limitations on Transfers of Networks Shares by SkyTerra, its Subsidiaries and, solely by virtue of their entry into Joinder Agreements, Transferees of Networks Shares from and after the termination of the Stockholders Agreement in accordance with Section 2.3, and no other limitations shall apply by virtue of any other agreement between the Parties (for the avoidance of doubt, including Transfers prior to May 15, 2009):

(a)       SkyTerra, its Subsidiaries and, solely by virtue of their entry into Joinder Agreements, Transferees of Networks Shares shall not Transfer any Networks Shares, TerreStar shall have the right to decline to take action to permit the Transfer of Networks Shares, and Networks may prohibit any such proposed Transfer, if, but only to the extent of the transfer of the number of Networks Shares that, in the reasonable determination of TerreStar or Networks, following consultation with and the receipt of written advice of nationally recognized counsel, such Transfer, or exchange (or right to exchange) as contemplated in Section 4.1: (i) could cause Networks to be in violation of any material applicable state or federal laws or other material applicable legal requirement; (ii) would be to Harbinger or an Affiliate of Harbinger; or (iii) could cause a TerreStar Change of Control. Such restriction and right to decline to permit or to prohibit proposed Transfers shall not apply in the case of transactions pursuant to effective registration statements, Rule 144 promulgated under the Securities Act or tender offers.

(b)       TerreStar shall be entitled to delay any action to permit the Transfer of Networks Shares, and Networks may delay any such Transfer, to the extent that regulatory approval, notification or other submission or procedure is required as a condition to such

Transfer (including Federal Communications Commission approvals (if required), and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable securities laws), until after such approval, notification or other submission or procedure has been obtained, submitted or completed, as reasonably determined by TerreStar and Networks.

(c)       Transfers of Networks Shares shall be in multiples of 1,000,000 Networks Shares (as appropriately adjusted for any stock split, combination, capital reorganization, reclassification, stock dividend, stock distribution or similar event declared or effected after the date hereof), except that, if MSV Investors shall own fewer than such number of Networks Shares, it shall be permitted to Transfer all of its remaining Networks Shares.

(d)       No Transfer of Networks Shares shall be permitted unless such Transfer is not subject to, or is effected in compliance with an exemption from the registration requirements of, the Securities Act or is pursuant to an effective registration statement. The parties to the proposed Transfer shall provide to Networks such information as it reasonably requests to confirm the permissibility thereof.

(e)       No Transfer of Networks Shares shall occur until the Transferee has delivered to TerreStar a duly executed and fully completed Joinder Agreement in the form of Exhibit B.

Section 2.2      Confirmation Letter. Upon SkyTerra’s request, TerreStar shall, or shall cause Networks to, confirm (in writing if requested) to third parties the arrangements of this Article II.

Section 2.3      Stockholders Agreement. The Stockholders Agreement shall automatically terminate immediately prior to the effectiveness of the first Transfer of Networks Shares in accordance with this Article II.

ARTICLE III.

TRANSFERS OF SKYTERRA SHARES

Section 3.1      Transfers of SkyTerra Shares. SkyTerra hereby waives all obligations of TerreStar and its Affiliates to SkyTerra, under Sections 2.5(i) or 4.8 of the Exchange Agreement or otherwise, that TerreStar distribute SkyTerra Shares to TerreStar’s stockholders.

Section 3.2	Limitations on Transfers.

The following shall be the sole limitations on Transfers of SkyTerra Shares by TerreStar, its Subsidiaries and, solely by virtue of their entry into agreements pursuant to Section 3.2(d), transferees of SkyTerra Shares, and no other limitations shall apply by virtue of any other agreement between the Parties, but, for the avoidance of doubt, Transfers to Harbinger or the Other Investors completed within 30 days of the date hereof shall be exempt from these limitations:

(a)       TerreStar, its Subsidiaries and, solely by virtue of their entry into agreements pursuant to Section 3.2(d), Transferees of SkyTerra Shares shall not Transfer any SkyTerra Shares, SkyTerra shall have the right to decline to take action to permit the Transfer of

SkyTerra Shares, and SkyTerra may prohibit any such proposed Transfer, if, in the reasonable determination of SkyTerra, such Transfer would cause SkyTerra to be in material violation of any applicable state or federal laws or other material applicable legal requirement.

(b)       SkyTerra shall be entitled to delay any action to permit the Transfer of SkyTerra Shares, and SkyTerra may delay any such Transfer, to the extent that regulatory approval, notification or other submission or procedure is required as a condition to such Transfer (including, but not limited to, Federal Communications Commission approvals (if required), and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable securities laws), until after such approval, notification or other submission or procedure has been obtained, submitted or completed, as reasonably determined by SkyTerra.

(c)       No Transfer of SkyTerra Shares shall be permitted unless such Transfer is not subject to, or is effected in compliance with an exemption from the registration requirements of, the Securities Act.

(d)       No Transfer of SkyTerra Shares may take effect earlier than the third Business Day after written notice thereof is given to SkyTerra, which notice shall be accompanied by an agreement to be bound by terms similar to the terms of Exhibit B and including similar information. The parties to the proposed Transfer shall provide to SkyTerra such information as it reasonably requests to confirm the permissibility thereof.

Section 3.3      Effect of Transfer of SkyTerra Shares. No Transferee of the SkyTerra Shares shall, on account of such transfer, be entitled to any rights created under any contractual arrangement entered into prior to the date hereof, including the Exchange Agreement. Each Party shall consider in good faith suggestions by the other for the termination of agreements between the Parties or their Affiliates, or provisions thereof, made impracticable or unnecessary by virtue of Transfers of the SkyTerra Shares or Networks Shares or the transactions contemplated by the Holder Exchange Agreements.

Section 3.4      Waiver Letter. Upon TerreStar’s request, SkyTerra shall confirm (in writing if necessary) to third parties the waiver contained in Section 3.1.

Section 3.5      Agreement with Harbinger. SkyTerra shall promptly enter into an agreement with Harbinger (the “Harbinger Letter Agreement”) substantially in the form of Exhibit C hereto.

ARTICLE IV.

EXCHANGE AND REGISTRATION

Section 4.1      Exchange and Registration Rights. From time to time from the date hereof until May 15, 2014, subject to Section 4.2, upon the request of Transferees of Networks Shares, TerreStar shall enter into one or more Exchange and Registration Agreements (each, a “Holder Exchange Agreement”) in the form of Exhibit D with such Transferees, pursuant to which, subject to the terms and conditions thereof, each such Networks Share shall be exchanged for 4.37 shares of common stock of TerreStar (“Exchanged Shares”) (subject to adjustment for stock splits, combinations, reclassifications and similar transactions) and the Transferees will be entitled to the registration and other rights as set forth therein.

Section 4.2      Transfer of TGL Shares. TerreStar shall not be obligated to consummate the closing under any Exchange and Registration Agreement unless SkyTerra shall have previously transferred, or caused MSVIH to transfer, in consideration thereof, all of the TGL Shares to TerreStar, or transfers or will or will cause MSVIH to transfer the TGL Shares at such closing, free and clear of all Liens, without additional consideration. Subject to the foregoing, nothing herein shall prevent or delay the Transfer by SkyTerra or MSVIH of any TGL Shares to any party at any time.

Section 4.3      Actions to Aid Exchange and Registration. Until the earlier of May 15, 2014, and the date when no further Networks Shares are eligible for exchange pursuant to Holder Exchange Agreements and no Exchanged Shares are eligible for registration under the Holder Exchange Agreements, TerreStar shall not (a) modify or permit the modification of the definitions referred to in the definition of “TerreStar Change of Control” in any manner adverse to the interests of the holders of Networks Shares or Exchanged Shares, (b) fail to use commercially reasonable efforts to comply with the “current public information” requirements of Rule 144(c) promulgated under the Securities Act, or (c) enter into any other agreement granting registration rights which could cause the registration under the Holder Exchange Agreements to become unavailable or which would have a higher priority.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Section 5.1      Representation and Warranties of the Parties. Each Party represents and warrants to the other Party as follows:

(a)       Organization and Good Standing. Such Party is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite power and authority to consummate the transactions contemplated by this Agreement.

(b)       Authority. Such Party has all requisite power, authority and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the Waiver Letter provided for in Section 3.4 in the case of SkyTerra, by such Party, the performance of such Party’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of such Party. This Agreement has been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement by the other Party, constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors’ rights generally and by general principles of equity.

(c)       No Conflict; Consents. The execution and delivery by such Party of this Agreement does not, and the consummation of the transactions contemplated hereby will not

(i) conflict with, violate or constitute a breach or default under the Organizational Documents of such Party or, in any material respect, any applicable agreement to which such Party is a party, or (ii) violate any judgment, order, decree or Law applicable to such Party. No consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Authority or other Person is required to be obtained in connection with the execution and delivery of this Agreement by such Party or the performance of such Party’s obligations hereunder.

ARTICLE VI.

INDEMNIFICATION

Section 6.1	Indemnification.

(a)       Subject to the limitations of this Article VI, TerreStar shall indemnify and hold harmless SkyTerra and its officers, directors, employees, agents, successors, assigns and Affiliates (each, an “Indemnified Party”), against any losses, claims, damages, liabilities, actions, judgments, causes of action, costs or expenses (collectively, “Losses”), net of amounts actually received by the Indemnified Party in indemnification or insurance from third parties, incurred or suffered by the Indemnified Party as a result of or relating to any Indemnifiable Claim.

(b)       If an Indemnified Party receives notice from any third party with respect to, or otherwise becomes aware of, an Indemnifiable Claim, then the Indemnified Party shall promptly (but in any event no later than 5 days after receipt of such notice) notify TerreStar thereof in writing; provided, however, that no delay on the part of the Indemnified Party in so notifying TerreStar shall relieve TerreStar from any obligation under this Article VI unless (and then solely to the extent that) TerreStar is thereby prejudiced.

(c)       TerreStar shall have the right (except as otherwise provided herein) to assume the defense of the Indemnifiable Claim with counsel of its choice, at any time within 15 days after the Indemnified Party has given notice to TerreStar of the Indemnifiable Claim; provided, however, that the Indemnified Party may retain one separate counsel (i) at its sole cost and expense and participate in the defense of the Stockholders Claim, or (ii) if the Indemnified Party has reasonably concluded that a conflict exists between the Indemnified Party and TerreStar that would prevent the counsel selected by TerreStar from representing the Indemnified Party, or if the Indemnified Party has reasonably concluded that there may be material legal defenses available to it that are different from or additional to those available to TerreStar, in which case TerreStar will be responsible for the cost of expense of such separate counsel and TerreStar will not have the right to direct the defense of such action on behalf of the Indemnified Party.

(d)       TerreStar will not, without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to the entry of judgment or enter into any settlement or compromise in respect of which indemnification has been sought hereunder, unless such settlement or compromise includes an unconditional release of the Indemnified Party and each controlling person thereof from all liability arising out the Indemnifiable Claim. The Indemnified Parties will not be liable for any settlement of any action or claim effected in violation of the previous sentence. TerreStar will not be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld).

Section 6.2	Limitations.

(a)       In no event shall any Indemnified Party be entitled under this Article VI to recover any punitive, incidental, consequential, indirect, exemplary or other special damages, damages representing lost profits, revenue, income or opportunities, business interruption, or harm to reputation, or any similar amounts.

(b)       Indemnification pursuant to this Article VI shall be the sole and exclusive remedy of the Indemnified Parties against TerreStar and its employees, directors, officers, agents and other representatives in respect of any Indemnifiable Claim.

(c)       For the avoidance of doubt, the rights of the Indemnified Parties under Section 6.1 are personal to such Persons, may not be assigned (other than to successor corporations) and are not intended to benefit any other Person, including Transferees of Networks Shares.

ARTICLE VII.

GENERAL PROVISIONS

Section 7.1      Public Announcements. The Parties shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law. Each Party shall be permitted to describe this Agreement and the transactions contemplated hereby in a Current Report on Form 8-K to be filed with or furnished to the Securities and Exchange Commission, but each Party shall provide a draft of such report to the other, with opportunity to provide comments, prior to such filing.

Section 7.2      Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.

Section 7.3      Fees and Expenses. Each of the Parties acknowledges and agrees that such Party is responsible for bearing and paying its own legal fees and any other expenses incurred in connection with negotiating, executing and implementing this Agreement. Nothing in this Section 7.3 shall preclude a Party from making a claim for or recovering legal expenses incurred in connection with enforcement of its rights and remedies under this Agreement in a court of law or other legal proceeding, arbitration or mediation.

Section 7.4      Waiver. No failure or delay of either Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

Section 7.5      Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(i)	if to TerreStar, to:

TerreStar Corporation

12010 Sunset Hills Road

Reston, VA 20910

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention: David M. Wilf

(ii)	if to SkyTerra, to:

SkyTerra Communications, Inc.

10802 Parkridge Boulevard

Reston, VA 20191

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Gregory A. Fernicola and Michael J. Zeidel

Section 7.6      Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this

Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 7.7      Entire Agreement. This Agreement (including the Exhibits hereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the Parties with respect to the subject matter hereof and thereof. This Agreement shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any Party with respect to the transactions contemplated hereby other than those expressly set forth herein or in any document required to be delivered hereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof. Notwithstanding any oral agreement or course of action of the Parties or their representatives to the contrary, no Party to this Agreement shall be under any legal obligation to enter into this Agreement unless and until this Agreement shall have been executed and delivered by each of the Parties.

Section 7.8      No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns, and other than the Indemnified Parties, any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 7.9      Assignment; Successors. This Agreement will bind and inure to the benefit of the Parties and their respective successors, and permitted assigns. No Party will assign any rights or delegate any obligations hereunder without the consent of the other Parties. Except as otherwise expressly provided herein, nothing in this Agreement is intended to or will confer any rights or remedies on any Person other than the Parties and their respective successors and permitted assigns.

Section 7.10    Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court for the Southern District of New York or the applicable New York state court located in New York County (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which such Party is entitled at law or in equity. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 7.11    Governing Law; Consent to JurisdictionSection 7.12   . This Agreement shall be governed by and construed in accordance with the Law of the State of New York without regard to any applicable principles of conflicts of law.  Each Party agrees that, in connection with any legal suit or proceeding arising with respect to this Agreement, it shall submit to the non-exclusive jurisdiction of the United States District

Court for the Southern District of New York or the applicable New York state court located in New York County and agrees to venue in such courts.

Section 7.13    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 7.14    Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.15    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, TerreStar and SkyTerra have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Jeffrey W. Epstein
Name: Jeffrey W. Epstein
Title: President

SKYTERRA COMMUNICATIONS, INC.

By:	/s/ Scott Macleod
Name: Scott Macleod
Title: Executive Vice President and Chieft
Financial Officer

[Signature Page to Agreement]

Exhibit A

Other Investors Letter Agreement

[Attached]

A-1

September 15, 2008

SkyTerra Communications, Inc.

10802 Parkridge Boulevard

Reston, Virginia 20191

Attention: General Counsel

Gentlemen:

Reference is made to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of September 15, 2008, by and among ? (“Investor”) and Motient Ventures Holding, Inc. (“Motient”), pursuant to which Investor will purchase from Motient ? shares (the “Purchased Shares”) of the non-voting common stock, par value $0.01 per share (the “Non-Voting Common Stock”) of SkyTerra Communications, Inc. (the “Company”).

In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Letter Agreement hereby agrees as follows:

1.	Exchange of Shares.

a.         As soon as reasonably practicable following the Closing but not later than the third business day following the Closing, the Company will exchange all of the Purchased Shares for shares of the Company’s voting common stock, par value $0.01 per share (the “Voting Common Stock”) on a one-for-one basis (in each case as appropriately adjusted for any stock split, combination, capital reorganization, reclassification, stock dividend, stock distribution or similar event declared or effected after the date hereof) (the “Exchanged Shares”). Upon surrender of certificates representing the shares of Non-Voting Common Stock that are being exchanged, the Company will issue to Investor certificates representing the appropriate number of shares of Voting Common Stock registered in the name of such Investor or such other Person as the Stockholder may designate. The shares of Voting Common Stock issuable upon exchange for the shares of Non-Voting Common Stock will have been duly authorized by the Company and, when delivered in accordance with the terms of this Letter Agreement and upon surrender of the Purchased Shares to the Company, will be validly issued, fully paid and nonassessable.

b.         The certificates representing the Voting Common Stock issued pursuant to Section 1(a) will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE

A-2

APPLICABLE SECURITIES LAWS, (II) SUCH TRANSACTION IS PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE ISSUER, HAS BEEN DELIVERED TO THE ISSUER AND SUCH OPINION STATES THAT THE SECURITIES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.”

2.         Registration Rights. The Company shall enter into a registration rights agreement with the Investor and the other investors (excluding Harbinger Capital Partners and its affiliates) purchasing an aggregate of 6,300,000 shares of Non-Voting Common Stock from Motient on the date hereof, with respect to the Exchanged Shares (excluding any shares of Non-Voting Common Stock) substantially in the form of the Registration Rights Agreement attached as Exhibit A hereto, and such registration rights shall not obligate the Company to consummate or assist in any underwritten offering.

3.         Company Consent. Based on the accuracy of the Investor’s representations and warranties contained herein, the Company hereby agrees and consents in all respects to the sale of the Purchased Shares to Investor on the date hereof.

4.         Company Representations and Warranties. The Company hereby represents and warrants to the Investor as follows:

a.         Authority. The Company has all requisite power, authority and legal capacity to enter into this Letter Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Letter Agreement by the Company, the performance of the Company’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of the Company. This Letter Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Letter Agreement by Investor, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors’ rights generally and by general principles of equity.

b.         No Conflict. The execution and delivery of this Letter Agreement and the exchange of the Purchased Shares by the Company for the Exchanged Shares pursuant to Section 1(a) will not violate any material contract of the Company, except as would not have a material adverse effect.

5.         Investor Representations and Warranties. Investor hereby represents and warrants to the Company as follows:

a.         Authority. Investor has all requisite power, authority and legal capacity to enter into this Letter Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Letter Agreement by Investor, the performance of Investor’s obligations hereunder and the consummation of the transactions contemplated hereby have been

A-3

duly authorized by all necessary action of Investor. This Letter Agreement has been duly executed and delivered by Investor and, assuming the due authorization, execution and delivery of this Letter Agreement by the Company, constitutes a valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors’ rights generally and by general principles of equity.

b.         Investment Intent. Investor agrees that the Exchanged Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933 (the “Securities Act”) and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws. Investor is able to bear the economic risk of holding the Exchanged Shares for an indefinite period (including total loss of its investment), and (either alone or together with its representatives) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. Investor’s acquisition of the Exchanged Shares will not require any registration under the Securities Act.

c.         Investor’s Investigation and Reliance. Investor is a sophisticated purchaser and has made its own investigation, review and analysis regarding the Company and the Exchanged Shares. Investor is not relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or its affiliates or representatives, except as expressly set forth in this Agreement.

d.         Government Approvals. Investor’s acquisition of the Exchanged Shares does not require the consent, approval, authorization or order of, or the filing, registration or qualification of Investor with, any governmental authority, except for those which have already been received or made. Investor’s acquisition of the Exchanged Shares does not require a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and does not violate any rule or regulation of the Federal Communications Commission.

e.         No Conflict. The execution and delivery of this Letter Agreement and the exchange of the Purchased Shares by the Company for the Exchanged Shares pursuant to Section 1(a) will not violate any material contract of the Investor, except as would not have a material adverse effect.

f.         Company Stock Ownership. Immediately prior to Investor’s acquisition of the Purchased Shares from Motient, Investor owned ? shares of Non-Voting Common Stock and ? shares of Voting Common Stock. Investor is not a party to any agreement and has no understanding or arrangement other than the Stock Purchase Agreement and this Letter Agreement with respect to shares of the Company’s capital stock, voting rights thereupon, economic interest therein or purchases thereof.

g.         No Harbinger Affiliation. Investor is not a member or an affiliate of Harbinger Capital Partners or its affiliates.

6.         Investor Acknowledgement. The Investor hereby acknowledges that it has no rights under the Exchange Agreement among TerreStar Corporation (“TerreStar”), Motient and

A-4

the Company, dated as of May 6, 2006, and that it shall not be entitled to any representation on the board of directors of the Company or any of its subsidiaries, including Mobile Satellite Ventures LP (“MSV”), or to any information rights with respect to the Company any of its subsidiaries, including MSV, to which TerreStar or its subsidiaries would otherwise be entitled pursuant to the such agreement.

This Letter Agreement constitutes the entire agreement among the parties hereto, and supersedes all prior agreements and contemporaneous, arrangements, covenants, promises, conditions, undertakings, inducements, representations, warranties and negotiations, expressed or implied, oral or written, between the parties to this Letter Agreement, with respect to the subject matter hereof.

Each of the parties hereto shall, upon request of the other party, execute and deliver to the requesting party any additional documents and take such further actions (including delivering instructions to any depositary or securities intermediary) as the requesting party may deem to be necessary or desirable to effect the transactions contemplated hereunder or to ensure compliance with the terms hereof.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state and without regard to the conflicts or choice of law provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction.

This Letter Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Letter Agreement. Facsimile and electronic signatures on this Letter Agreement shall be deemed original signatures.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have duly executed this Letter Agreement as of the date and year first above written.

By:

Acknowledged by:

SKYTERRA COMMUNICATIONS, INC.

By:

:

[SIGNATURE PAGE TO LETTER AGREEMENT] IMS_FOOTERDIVEND

Exhibit A

Form of Registration Rights Agreement

Exhibit B

Form of Joinder Agreement

[Attached]

[Transferee’s Address]

[Date]

TerreStar Networks, Inc.

TerreStar Corporation

12010 Sunset Hills Road

Reston, VA 20910

Re:	Transfer of Networks Shares

Ladies and Gentlemen:

Reference is made to the Agreement for Transfer and Exchange, dated as of September ☐, 2008, between TerreStar Corporation and SkyTerra Communications, Inc. (the “Agreement”). Capitalized terms not defined herein have the meanings set forth in the Agreement.

The undersigned (“Transferee”) wishes to acquire ☐ Networks Shares (the “Transferred Shares”) from ☐ (“Transferor”; such Transfer, the “Current Transfer”). In order to induce Networks and TerreStar to permit the Current Transfer, Transferee hereby undertakes to be bound by Section 2.1 of the Agreement and not to Transfer any Networks Shares other than as permitted thereby.

Transferee represents and warrants to Networks and TerreStar as follows: (a) Transferee is a [            ] duly organized, validly existing and in good standing under the Laws of [

] and has all requisite power, authority to enter into this Joinder Agreement and to consummate the Current Transfer; (b) the execution and delivery of this Joinder Agreement by Transferee, the compliance by Transferee with the terms hereof, and the consummation of the Current Transfer have been duly authorized by all necessary action of Transferee; (c) this Joinder Agreement has been duly executed and delivered by Transferee and constitutes a valid and binding obligation of Transferee, enforceable against Transferee in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors’ rights generally and by general principles of equity; (d) the execution and delivery by Transferee of this Joinder Agreement and Transferee’s compliance with the terms hereof does not and will not (i) conflict with, violate or constitute a breach or default under the Organizational Documents of Transferee or any applicable material agreement to which Transferee is a party, or (ii) violate any material judgment, order, decree or Law applicable to Transferee, except in the case of (ii) or (iii) as would not have a material adverse effect on the Transferee; (e) no consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Authority or other Person is required to be obtained by the Transferee in connection with the execution and delivery of this Joinder Agreement by Transferee, the performance of Transferee’s obligations hereunder or the consummation of the Current Transfer, other than [list applicable governmental approvals] with respect to the Current Transfer; (f) Transferee is not a member of Harbinger or an Affiliate of Harbinger; and (g) and Transferee and its Affiliates do not own, and have no rights to acquire, any securities of TerreStar or Networks having the right to vote, or securities convertible into or exchangeable for such securities, except [      ].

B-1

Transferee agrees to supply TerreStar and Networks such information as they may reasonably request in order to confirm the accuracy of such representations and warranties.

Very truly yours,

B-2

Exhibit C

Form of Letter Agreement with Harbinger

[Attached]

C-1

Execution Copy

Harbinger Capital Partners Master Fund I, Ltd.

Harbinger Capital Partners Special Situations Fund, L.P.

Harbinger Capital Partners Fund I, L.P.

Harbinger Co-Investment Fund, L.P.

555 Madison Avenue, 16th Floor

New York, New York 10022

September 16, 2008

SkyTerra Communications, Inc.

10802 Parkridge Boulevard

Reston, Virginia 20191

Attention: General Counsel

Gentlemen:

Reference is made to that certain Stock Purchase Agreement (the “Harbinger Purchase Agreement”), dated as of September 12, 2008, by and among Harbinger Capital Partners Master Fund I, Ltd. (“Harbinger Master”), Harbinger Capital Partners Special Situations Fund, L.P. (“Harbinger Special” and, together with Harbinger Master, “Harbinger”) and Motient Ventures Holding Inc. (“Motient”), pursuant to which Harbinger will purchase from Motient 23,376,074 shares (the “Purchased Shares”) of the non-voting common stock, par value $0.01 per share (the “Non-Voting Common Stock”) of SkyTerra Communications, Inc. (the “Company”).

Reference is also made to that certain Letter Agreement (the "Initial Letter Agreement"), dated as of September 12, 2008, by and among Harbinger and the Company, pursuant to which the Company (i) agreed to exchange the Purchased Shares for shares of Voting Common Stock (as hereinafter defined), (ii) agreed to amend the Registration Rights Agreements (as hereinafter defined) to include the Purchased Shares in the definition of 'Registrable Shares', and (iii) consented to the purchase of the Purchased Shares by Harbinger pursuant to the Harbinger Purchase Agreement.

Reference is also made to that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated as of July 24, 2008 and as may be amended from time to time, by and among Harbinger Master, Harbinger Special, Harbinger Co-Investment Fund, L.P. (“Satellite Fund”), Harbinger Capital Partners Fund I, L.P. (“Capital Fund” and, collectively with Harbinger and Satellite Fund, the “Securityholders”) and the Company, pursuant to which the Company has granted the Securityholders certain registration rights with respect to certain securities issued or to be issued by the Company.

Further reference is made to that certain Exchange Agreement (the “Exchange Agreement”), dated as of May 6, 2006, by and among TerreStar Corporation (f/k/a Motient Corporation) (“TerreStar”), Motient and the Company pursuant to which the Company purchased from Motient 9,034,848.51 limited partnership units of Mobile Satellite Ventures, LP (“MSV”) and 1,572.11 shares of common stock of Mobile Satellite Ventures GP, Inc. in exchange for 25,478,273 shares of the Company’s Non-Voting Common Stock exchangeable in

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certain circumstances for an equal number of shares of the Company’s Voting Common Stock (as defined below).

In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Letter Agreement hereby agrees as follows:

1.         Other Shares. Pursuant to Section 2.6 of the Harbinger Purchase Agreement, Harbinger has agreed to purchase from Motient an additional 250,000 shares (the "Additional Shares") of Non-Voting Common Stock. Such Additional Shares shall be held in escrow by the Collateral Agent (as hereinafter defined) for the benefit of Harbinger, pending receipt of the FCC Consent (as hereinafter defined). None of the Additional Shares are being exchanged for shares of Voting Common Stock on the date hereto.

2.	Exchange of Shares.

(a)       At any time and from time to time after the date of this Letter Agreement, at the request of Harbinger or any Affiliate of Harbinger (each a "Harbinger Affiliate" and collectively with Harbinger, each a "Stockholder"), upon the certification of Harbinger or such Harbinger Affiliate to SkyTerra of the representation and warranty contained in Section 4(c) with respect to such entity as of such date, the Company will exchange all or part of the Additional Shares for shares of the Company's voting common stock, par value $0.01 per share (the "Voting Common Stock", and together with the Non-Voting Common Stock , the "Common Stock") on a one-for-one basis (in each case as appropriately adjusted for any stock split, combination, capital reorganization, reclassification, stock dividend, stock distribution or similar event declared or effected after the date hereof) (the "Exchanged Shares").

In the event that Harbinger is unable to obtain the consent of the Federal Communications Commission ("FCC") authorizing Harbinger to own up to 100% of the Common Stock of the Company (the "FCC Consent"), which is required in order for Harbinger to take title to the Additional Shares, and the Collateral Agent (as hereinafter defined) in possession of such Additional Shares sells some or all of the Additional Shares to a third party (such third party, also a "Stockholder"), then the Company agrees that at any time and from time to time, at the request of such third party, the Company will exchange all or part of such Additional Shares for shares of Voting Common Stock on a one-for-one basis (in each case as appropriately adjusted for any stock split, combination, capital reorganization, reclassification, stock dividend, stock distribution or similar event declared or effected after the date hereof) provided that such third party provides to SkyTerra a certification of the representations and warranties contained in Section 4 with respect to such third party as of such date. Upon surrender of certificates representing the shares of Non-Voting Common Stock that are being exchanged, the Company will issue to such Stockholder certificates representing the appropriate number of shares of Voting Common Stock registered in the name of such Stockholder or such other Person as the Stockholder may designate. The shares of Voting Common Stock issuable upon exchange for the shares of Non-Voting Common Stock will have been duly authorized by the Company and, when delivered in accordance with the terms of this Letter Agreement and upon surrender of the Additional Shares to the Company, will be validly issued, fully paid and nonassessable.

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For the purposes of this Letter Agreement, "Collateral Agent" shall mean Goldberg, Godles, Wiener & Wright .

(b)       The certificates representing the Voting Common Stock issued pursuant to Section 1(a) will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS, (II) SUCH TRANSACTION IS PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE ISSUER, HAS BEEN DELIVERED TO THE ISSUER AND SUCH OPINION STATES THAT THE SECURITIES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.”

(c)       If the issuance of shares of Voting Common Stock to any Stockholder pursuant to Section 1(a) would conflict with, violate or constitute a breach or default under FCC rules or regulations to which the Company or any of its subsidiaries is subject; violate any judgment, order, decree or law applicable to the Company or any of its subsidiaries; or delay or otherwise adversely impact any consent, approval, or filing of the Company or its subsidiaries with the FCC, then the Company shall issue the maximum number of shares of Voting Common Stock pursuant to Section 1(a) that can be issued without causing such conflict, violation, breach, delay or adverse impact, or without receipt of such consent or approval, or pursuant to such consent or approval.

3.         Registration Rights Agreement. As promptly as reasonably practicable, the Company and Harbinger shall take all actions necessary to amend the definition of “Registrable Shares” in the Registration Rights Agreement to include the Additional Shares to be purchased by Harbinger pursuant to the Harbinger Purchase Agreement. In the event that Harbinger is unable to obtain the FCC Consent, and the Collateral Agent sells some or all of the Additional Shares to a third party, the Company agrees, as promptly as reasonably practicable following such sale, to take all actions necessary to enter into a customary registration rights agreement with such third party, providing for a shelf resale registration statement with respect to such Additional Shares. Such agreement shall be in substantially the form of the registration rights agreement being entered into by the Company with investors purchasing an aggregate of 6,300,000 shares of the Company’s common stock from Motient pursuant to the Letter Agreements dated the date hereof (the “Other Investors Letter Agreement”), and such registration rights shall not obligate the Company to consummate or assist in any underwritten offering.

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4.         Company Consent. The Company hereby agrees and consents in all respects to the sale of the Additional Shares to Harbinger pursuant to the terms and conditions of the Harbinger Purchase Agreement as such agreement is in effect on the date hereof.

5.         Harbinger Representations and Warranties. Harbinger hereby represents and warrants to the Company as follows:

(a) Authority. Harbinger has all requisite power, authority and legal capacity to enter into this Letter Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Letter Agreement by Harbinger, the performance of Harbinger’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of Harbinger. This Letter Agreement has been duly executed and delivered by Harbinger and, assuming the due authorization, execution and delivery of this Letter Agreement by the Company, constitutes a valid and binding obligation of Harbinger, enforceable against Harbinger in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors’ rights generally and by general principles of equity.

(b) Investment Intent. Harbinger agrees that the Additional Shares and the Exchanged Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933 (the “Securities Act”) and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws. Harbinger is able to bear the economic risk of holding the Exchanged Shares for an indefinite period (including total loss of its investment), and (either alone or together with its representatives) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. Harbinger’s acquisition of the Additional Shares and the Exchanged Shares will not require any registration under the Securities Act.

(c) Government Approvals. Harbinger’s acquisition of the Additional Shares and the Exchanged Shares does not require the consent, approval, authorization or order of, or the filing, registration or qualification of Harbinger with, any governmental authority, except for those which have already been received or made. Harbinger’s acquisition of the Additional Shares and the Exchanged Shares does not require a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and does not violate and rule or regulation of the FCC.

6.         Harbinger Acknowledgement. Harbinger hereby acknowledges that it has no rights under the Exchange Agreement (except to the extent it has any rights in its role as a stockholder of TerreStar), and that it shall not be entitled to any representation on the board of directors of the Company or any of its subsidiaries, including MSV, or to any information rights with respect to the Company any of its subsidiaries, including MSV, to which TerreStar or its subsidiaries would otherwise be entitled pursuant to the Exchange Agreement.

7.         No Material Adverse Effect. No suit, action, investigation or other proceeding or event arising out of, related to or in connection with any transactions contemplated by this Letter Agreement, the Exchange Agreement, the Initial Letter Agreement or the Other Investors Letter Agreements, including any claims or consequences relating to or resulting from such transactions, and no breach or violation of this Letter Agreement, the Exchange Agreement, the

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Initial Letter Agreement or the Other Investors Letter Agreements, shall be deemed to constitute a breach of, or form the basis for the termination of, or constitute or otherwise form the basis of a “Material Adverse Effect” under, either the Master Contribution and Support Agreement, dated July 24, 2008, among the Company, MSV, Mobile Satellite Ventures Subsidiary LLC, Harbinger, Harbinger Capital Partners Fund I, L.P. and Harbinger Co-Investment Fund, L.P., or the Securities Purchase Agreement, dated as of July 24, 2008, among MSV, Mobile Satellite Ventures Finance Co., a Delaware corporation, and Harbinger.

This Letter Agreement, together with the Initial Letter Agreement, constitutes the entire agreement among the parties hereto, and supersedes all prior agreements and contemporaneous, arrangements, covenants, promises, conditions, undertakings, inducements, representations, warranties and negotiations, expressed or implied, oral or written, between the parties to this Letter Agreement and the Initial Letter Agreement, with respect to the subject matter hereof.

Each of Harbinger and its affiliates, on the one hand, and the Company, on the other hand, shall, upon request of the other party, execute and deliver to the requesting party any additional documents and take such further actions (including delivering instructions to any depositary or securities intermediary) as the requesting party may deem to be necessary or desirable to effect the transactions contemplated hereunder or to ensure compliance with the terms hereof.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state and without regard to the conflicts or choice of law provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction.

This Letter Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Letter Agreement. Facsimile and electronic signatures on this Letter Agreement shall be deemed original signatures.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have duly executed this Letter Agreement as of the date and year first above written.

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
By:	Harbinger Capital Partners Offshore
Manager, L.L.C., as investment Manager
By:
Name:
Title:

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.
By:	Harbinger Capital Partners Special Situations
GP, LLC, as general partner

By:
Name:
Title:

[SIGNATURE PAGE TO LETTER AGREEMENT]

HARBINGER CAPITAL PARTNERS FUND I,
L.P.
By:	Harbinger Capital Partners GP, LLC, as
General partner

By:

HARBINGER CO-INVESTMENT FUND, L.P.,

By:	Harbinger Co-Investment LP, LLC, as general partner

By:	HMC – New York, Inc., as managing member

By:
Name:
Title:

Acknowledged by:

SKYTERRA COMMUNICATIONS, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO LETTER AGREEMENT]

Exhibit D

FORM OF EXCHANGE AND REGISTRATION AGREEMENT

EXCHANGE AND REGISTRATION AGREEMENT, dated as of [          ] (this “Agreement”), between TERRESTAR CORPORATION, a Delaware corporation (“TerreStar”) and [ ], a [] (“Holder” and, together with TerreStar, the “Parties”).

RECITALS

WHEREAS, TerreStar is a party to an Agreement for Transfer and Exchange (the “Transfer Agreement”), dated as of September 12, 2008, with SkyTerra Communications Inc., which, subject to the terms and conditions thereof, permits MSV Investors, LLC, a Delaware limited liability company, and its transferees to transfer the shares of common stock, par value $0.001 per share (“Networks Common Stock”), of TerreStar Networks, Inc., a Delaware corporation (“Networks”), owned by them, and in accordance with which Holder has acquired and now holds [  ] shares of Networks Common Stock (the “Networks Shares”).

WHEREAS, Holder desires to exchange the Networks Shares for shares of common stock, par value $0.01 per share, of TerreStar (“TerreStar Common Stock”), and to have the right to register for resale of the TerreStar Common Stock it will receive.

WHEREAS, subject to the terms thereof, the Transfer Agreement requires TerreStar to enter into this Agreement upon the request of Holder.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements contained herein and in the Transfer Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE VIII.

DEFINITIONS

Section 8.1	Certain Defined Terms. For purposes of this Agreement:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning set forth in the preamble.

“Appraised Value” per share of TerreStar Common Stock as of a date shall mean the value of such a share as of such date as determined by an investment bank of nationally recognized standing reasonably selected by the Investors and reasonably acceptable to TerreStar, except that, if the investment bank selected by the Investors is not reasonably acceptable to

D-1

TerreStar, and TerreStar and the Investors cannot agree on a mutually acceptable investment bank, then TerreStar and the Investors shall each choose one such investment bank and the respective chosen firms shall jointly select a third investment bank, which shall make the determination. The costs and fees of each such investment bank shall be shared equally between TerreStar, on the one hand, and the Investors affected by the determination, on the other hand, and the decision of the investment bank making such determination of Appraised Value shall be final and binding on TerreStar and all affected Investors. Appraised Value shall be determined as a pro rata portion of the value of TerreStar taken as a whole, based on the value derived from a hypothetical sale of TerreStar as a going concern by a willing seller to a willing buyer (neither acting under any compulsion), without any premium or discount on account of (i) any share(s) of TerreStar Common Stock representing a minority interest or contributing to a controlling interest, (ii) any lack of liquidity of TerreStar Common Stock, (iii) the fact that TerreStar Common Stock may constitute “restricted securities” for securities law purposes or (iv) the registration and other rights granted hereunder.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

“Closing” has the meaning set forth in Section 9.2(a).

“Closing Date” has the meaning set forth in Section 9.2(a).

“control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

“Current Market Price” shall mean, as of any specified date, (i) if the TerreStar Common Stock is then listed on a national securities exchange, the last sale price of one share of TerreStar Common Stock, regular way, on such day on the principal stock exchange or market system on which such TerreStar Common Stock is then listed or admitted to trading, or, if no such sale takes place on such day, the average of the closing bid and asked prices for one share of TerreStar Common Stock on such day as reported on such stock exchange or market system, or (ii) if the TerreStar Common Stock is not then listed or admitted to trading on any national securities exchange but is traded over-the-counter, the average of the closing bid and asked prices for one share of TerreStar Common Stock as reported on the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

“Deferral Notice” has the meaning set forth in Section 6.2(b).

“Demand Period” has the meaning set forth in Section 6.1(a).

“Encumbrance” means any charge, claim, mortgage, lien, option, pledge or security interest, whether or not filed, recorded or otherwise perfected under applicable Law, or any proxy, voting agreement, voting trust, or other restriction of any kind (other than those created under applicable securities Laws).

“Exchange” has the meaning set forth in Section 2.2.

D-2

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” has the meaning set forth in Section 9.1.

“Fair Value” per share of TerreStar Common Stock as of any specified date shall mean (A) if the TerreStar Common Stock is publicly traded on such date, the Current Market Price per share, or (B) if the TerreStar Common Stock is not publicly traded on such date, (1) the fair market value per share of TerreStar Common Stock as determined in good faith by the Board of Directors of TerreStar and set forth in a written notice (including the reasoning and basis for such determination) to the Investors, or (2) if the any of the Investors objects in writing to such price as determined by the Board of Directors within thirty (30) days after receiving notice of same, the Appraised Value per share as of such date.

“Governmental Authority” means any United States or non-United States national, federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Inspector” has the meaning set forth in Section 6.1(e)(ii).

“Investors” means, collectively, Holder and the “Holders” under all Other Agreements.

“Investors Shares” means the Registrable Shares hereunder and the “Registrable Shares” under any Other Agreement.

“Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Authority.

“Lien” has the meaning set forth in the Transfer Agreement.

“Material Event” has the meaning set forth in Section 6.2(a)(iv).

“Networks” has the meaning set forth in the recitals.

“Networks Common Stock” means the shares of common stock, par value $0.001 per share, of Networks.

“Networks Shares” has the meaning set forth in the recitals.

“Nonregistration Day” means, with respect to any Registrable Share, without duplication, whether or not consecutive, any day (i) on which a Registration Request has previously been made, (ii) which is (A) more than 30 days after the Request Date, if no Registration Statement has been filed with respect to such Registrable Share, or (B) more than 90 days after such Request Date, if no Registration Statement is effective with respect to such Registrable Share, (iii) on which no Deferral Notice is in effect, (iv) which is not in a

D-3

Registration Break, (v) on which the Registrable Share is not a Cut Back Security, (vi) on which the Registrable Share may not be sold free of volume limitations pursuant to Rule 144 under the Securities Act and (vii) on which the Registrable Share is not deemed to have been sold pursuant to the last sentence of Section 6.7.

“Notice and Questionnaire” means a written notice delivered to TerreStar containing substantially the information called for by the Form of Notice and Questionnaire attached hereto as Exhibit A.

“Organizational Documents” of any Person means such person’s certificate of incorporation, bylaws, limited liability company agreement, partnership agreement or comparable documents.

“Other Agreements” means agreements, other than this Agreement, substantially in the form of this Agreement and entered into pursuant to the Transfer Agreement.

“Other Registration End Date” means the “Registration End Date” under any Other Agreement.

“Parties” has the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Piggyback Cut Back Securities” has the meaning set forth in ?Section 6.3(b).

“Piggyback Registration Statement” has the meaning set forth in ?Section 6.3(a).

“Prior Registration Agreement” means a written agreement which was in effect on September 12, 2008, obligating TerreStar to register securities with the SEC, and as to which TerreStar is advised by its counsel that such agreement requires TerreStar to grant priority in registration to the parties thereto over the registration rights for Investors Shares granted in this Agreement and the Other Agreements.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

“Records” has the meaning set forth in Section 6.1(d)(ii).

“Registrable Shares” means each TerreStar Share, from the later of the Closing Date and May 15, 2009, provided, however, that a TerreStar Share shall cease to be a Registrable Share when such share (i) may be sold without limitation as to volume, manner of sale or current public information pursuant to Rule 144 under the Securities Act or any comparable or successor rule, except that, solely for the purpose of the right to participate in an Underwritten Offering, a

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TerreStar Share shall continue to be a Registrable Share after such time (but not beyond the time specified in clause (ii) of this definition) for a period equal to the time when a Registration Break or Deferral Notice was in effect during the time when such share was a Registrable Share; or (ii) is sold pursuant to an effective registration statement or pursuant to another transaction in which the buyer of such shares receives such shares without a restrictive legend.

“Registration Break” has the meaning set forth in Section 6.1(b).

“Registration End Date” has the meaning set forth in Section 6.1(a).

“Registration Expenses” has the meaning set forth in ?Section 6.6.

“Registration Request” has the meaning set forth in Section 6.1(a).

“Registration Statement” means a Shelf Registration Statement or a registration statement which includes TerreStar Shares pursuant to Section 6.3.

“Representatives” means, with respect to any Person, the officers, directors, employees, agents, accountants, advisors, bankers and other representatives of such Person.

“Request Date” has the meaning set forth in Section 6.1(a).

“Required Approvals” means [	]. 1

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” has the meaning set forth in Section 6.1(a).

“Subsidiary” means, with respect to any Person, any other Person of which at least 50% of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such first Person.

“TerreStar” has the meaning set forth in the preamble.

“TerreStar Change of Control” means any event, occurrence or circumstance which is a “change of control” or “change in control” of TerreStar or of Networks within the meaning of (i) the Indenture, dated as of February 14, 2007, among Networks, as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, (ii) the Indenture, dated February 7, 2008, among Networks, as the issuer, TerreStar, certain subsidiaries of Networks and U.S. Bank National Association, as trustee, (iii) the Purchase Money Credit Agreement, dated February 5, 2008, among Networks, as the borrower, the guarantors party thereto from time to time and U.S. Bank National Association, as collateral agent, Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and EchoStar Corporation,

_________________________

1 Any approvals required by either party to be listed.

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as lenders, (iv) the Series B Cumulative Convertible Preferred Stock of TerreStar or (v) the Series A Cumulative Convertible Preferred Stock of TerreStar, in each case as amended from time to time (subject to Section 4.3(a) of the Transfer Agreement).

“TerreStar Common Stock” has the meaning set forth in the recitals.

“TerreStar Shares” has the meaning set forth in Section 9.1.

“TGL Shares” has the meaning set forth in the Transfer Agreement.

“Transfer Agreement” has the meaning set forth in the recitals.

“Underwritten Offering” means an offering in which securities of TerreStar are sold to one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) for resale to the public in which (a) members of senior management of TerreStar (including the chief executive officer and chief financial officer) fully cooperate with the underwriter(s) in connection therewith and make themselves available to participate in “road-show” and other customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the shares), (b) TerreStar prepares and files with the SEC a registration statement, or preliminary and final prospectus supplements to any Shelf Registration Statement, for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum amount of information required by law, rule or regulation), (c) TerreStar causes its counsel to issue opinions of counsel, and its independent registered public accountants to deliver letters, in form, substance and scope as are customary in such underwritten offerings, addressed and delivered to the underwriter(s) and the Investor(s). An offering shall not count as an Underwritten Offering if the Investors participating therein are not able to sell at least 50% of the Investors Shares included in such Underwritten Offering (excluding any shares which are Cut Back Securities or “Cut Back Securities” as defined in Other Agreements, which shall be treated as described in Section 6.1(d)).

ARTICLE IX.

EXCHANGE OF NETWORKS SHARES

Section 9.1      Exchange of the Networks Shares. Subject to the terms and conditions hereof, at the Closing, TerreStar shall acquire from Holder, and Holder shall transfer to TerreStar, the Networks Shares, in exchange for a number of shares of TerreStar Common Stock (the “TerreStar Shares”) which is the product of the number of Networks Shares transferred by Holder to TerreStar at the Closing and 4.37 (the “Exchange Ratio”). The Exchange Ratio shall be appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected with respect to the TerreStar Shares or the Networks Shares between the date of the Transfer Agreement and the Closing Date.

Section 9.2	Closing.

(a)       The closing (the “Closing”) of the exchange of the Networks Shares for the TerreStar Shares (the “Exchange”) shall be held at the offices of Gibson, Dunn & Crutcher

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LLP, at 200 Park Avenue, New York, NY 10166, at 10:00 A.M., New York City time on the second Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the parties set forth in ARTICLE VII (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or at such other time or on such other date as TerreStar and Holder mutually may agree in writing. The day on which the Closing takes place is referred to as the “Closing Date.”

(b)       At the Closing, (i) Holder shall deliver or cause to be delivered to TerreStar certificates representing the Networks Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed, and (ii) TerreStar shall deliver or cause to be delivered to Holder certificates representing the TerreStar Shares. TerreStar shall cause Networks to return to Holder a certificate representing any shares of Networks Common Stock represented by the certificates delivered by Holder which are not Networks Shares.

Section 9.3      [Restrictions on Transfers. Until May 15, 2009, Holder shall not sell, assign, transfer, pledge, encumber, hypothecate, mortgage, sell forward, hedge, enter into any sort of derivative contract pertaining to or otherwise dispose of, either voluntarily or involuntarily, in whole or in part, directly or indirectly, but not including a pledge or mortgage in favor of a financial institution which is a bona fide lender, any of the TerreStar Shares, or enter into any contract, option or other agreement, arrangement or understanding to do any of the foregoing.] 2

Section 9.4      Restrictive Legend. The certificates representing the TerreStar Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER [THE EXCHANGE AND REGISTRATION AGREEMENT, DATED AS OF [        ], BETWEEN TERRESTAR CORPORATION AND [

],] THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED (EXCEPT TO A FINANCIAL INSTITUTION) OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS, (II) SUCH TRANSACTION IS PURSUANT TO RULE 144, RULE 144A, RULE 145 OR REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION STATES THAT THE SECURITIES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.”

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2 To be removed in agreements entered into after May 15, 2009.

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ARTICLE X.

REPRESENTATIONS AND WARRANTIES

OF TERRESTAR

TerreStar hereby represents and warrants to Holder as follows:

Section 10.1    Organization and Good Standing of TerreStar. TerreStar is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite power and authority to issue and sell the TerreStar Shares and to consummate the Closing.

Section 10.2    Authority. TerreStar has all requisite corporate power, authority and legal capacity to enter into this Agreement and to consummate the Closing and to perform its other obligations contained herein. The execution and delivery of this Agreement by TerreStar, the performance of TerreStar’s obligations hereunder and the consummation of the Closing have been duly authorized by all necessary action of TerreStar. This Agreement has been duly executed and delivered by TerreStar, and, assuming the due authorization, execution and delivery of this Agreement by Holder, constitutes a valid and binding obligation of TerreStar, enforceable against TerreStar in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to enforcement of creditors’ rights generally and by general principles of equity.

Section 10.3    No Conflict; Consents. The execution and delivery by TerreStar of this Agreement does not, and, assuming the receipt of the Required Approvals, the consummation of the Closing will not (i) conflict with, violate or constitute a breach or default under the Organizational Documents of TerreStar or any agreement to which TerreStar is a party or to which any of the TerreStar Shares are subject, or (ii) violate any material judgment, order, decree or Law applicable to TerreStar. Except for the Required Approvals, no consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Entity or other Person is required to be obtained in connection with the execution and delivery of this Agreement by TerreStar or the performance of TerreStar’s obligations hereunder.

Section 10.4    Shares. The TerreStar Shares have been duly authorized and, when delivered to Holder against the Networks Shares in accordance with this Agreement, will be validly issued, fully paid, non-assessable and free and clear of any Encumbrance. Upon delivery to Holder of certificates representing the TerreStar Shares at the Closing, Holder’s delivery to TerreStar of certificates for the Networks Shares at the Closing and registration of the TerreStar Shares and the Networks Shares in the names of Holder and TerreStar in the stock records of TerreStar and Networks, respectively, Holder shall acquire good, valid and marketable title to the TerreStar Shares, free and clear of any Encumbrance other than Encumbrances created by Holder.

Section 10.5    No Brokers. No agent, broker, investment banker, financial advisor or other Person is or shall be entitled, as a result of any action, agreement or commitment of TerreStar or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Exchange.

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ARTICLE XI.

REPRESENTATIONS AND WARRANTIES OF HOLDER

Holder hereby represents and warrants to TerreStar as follows:

Section 11.1    Organization and Good Standing of Holder. Holder is a ☐ duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite power and authority to own the Networks Shares and to consummate the Closing.

Section 11.2    Authority. Holder has all requisite power, authority and legal capacity to enter into this Agreement and to consummate the Closing and to perform its other obligations contained herein. The execution and delivery of this Agreement by Holder, the performance of Holder’s obligations hereunder and the consummation of the Closing have been duly authorized by all necessary action of Holder. This Agreement has been duly executed and delivered by Holder, and, assuming the due authorization, execution and delivery of this Agreement by TerreStar, constitutes a valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to enforcement of creditors’ rights generally and by general principles of equity.

Section 11.3    No Conflict; Consents. The execution and delivery by Holder of this Agreement does not, and, assuming receipt of the Required Approvals, the consummation of the Closing will not (i) conflict with, violate or constitute a breach or default under the Organizational Documents of Holder or, in any material respect, any applicable agreement to which Holder is a party or to which any of the Network Shares or the TerreStar Shares are subject, or (ii) violate any judgment, order, decree or Law applicable to Holder. Except for the Required Approvals, no consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Entity or other Person is required to be obtained in connection with the execution and delivery of this Agreement by Holder or the performance of Holder’s obligations hereunder.

Section 11.4    Shares. Holder is the record and beneficial owner of the Networks Shares, free and clear of any Encumbrance, except for any Encumbrance created by the Transfer Agreement or that otherwise will be extinguished by the Closing. Holder has the right, authority and power to sell, assign and transfer the Networks Shares to TerreStar. Upon delivery to TerreStar of certificates for the Networks Shares at the Closing, TerreStar’s delivery to Holder of certificates for the TerreStar Shares at the Closing and registration of the Networks Shares and the TerreStar Shares in the names of TerreStar and Holder in the stock records of Networks and Holder, respectively, TerreStar, assuming it shall have purchased the Networks Shares for value in good faith and without notice of any adverse claim, shall acquire good, valid and marketable title to the Networks Shares, free and clear of any Encumbrance other than Encumbrances created by TerreStar.

Section 11.5    Investment Intent. Holder is acquiring the TerreStar Shares either for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Shares in a manner that

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would violate the registration requirements of the Securities Act. Holder agrees that the TerreStar Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities Laws, except pursuant to an exemption from such registration under the Securities Act and such Laws. Holder is able to bear the economic risk of holding the TerreStar Shares for an indefinite period (including total loss of its investment), and (either alone or together with its Representatives) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 11.6    Holder’s Investigation and Reliance. Holder is a sophisticated purchaser and has made its own investigation, review and analysis regarding TerreStar, Networks, the TerreStar Shares, the Networks Shares and the transactions contemplated hereby, which investigation, review and analysis were conducted by Holder together with expert advisors, if any, that it has engaged for such purpose. In deciding to participate in the transactions contemplated to be undertaken at the Closing, Holder is not relying on any statement, representation or warranty, oral or written, express or implied, made by TerreStar or its Affiliates or Representatives, except as expressly set forth in this Agreement or TerreStar’s filings with the SEC. Neither TerreStar nor any of its Affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving TerreStar and its Subsidiaries. Holder recognizes that TerreStar may be in possession of material nonpublic information regarding itself, Networks, the TerreStar Shares or the Networks Shares which TerreStar has not communicated to Holder. Holder is aware that TerreStar is relying on the truth of the representations and warranties contained in this Section 4.6. Nothing in this Section 11.6 is intended to modify or limit any of the representations or warranties of TerreStar set forth in Article III of this Agreement.

Section 11.7    TerreStar Change of Control. Holder is not Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., or an Affiliate of either. All information provided by Holder to TerreStar pursuant to Section 5.2 shall be true and correct.

ARTICLE XII.

COVENANTS

Section 12.1	Consents and Filings; Further Assurances.

(a)       TerreStar shall use commercially reasonable efforts, in cooperation with Holder, to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Closing as promptly as practicable, including to (i) obtain from Governmental Authorities and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the Closing, including any Required Approvals, and (ii) promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act or any other applicable Law. Holder shall be free to use for such purposes such efforts as it deems appropriate. Any filing fees required in connection with any such filings shall be paid by the party required to pay such fees under applicable Law, except that any filing fees under the HSR Act shall be paid by Holder.

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(b)       Nothing in ?Section 5.2(a) shall require any Party to agree or consent to the taking or refraining from taking of any action or engaging in or refraining from any conduct, or agreeing to any restriction, condition or conduct, including the disposition of any asset.

Section 12.2    Information Regarding Holder. Holder shall supply to TerreStar such information as TerreStar shall reasonably request in order to confirm that (i) the Closing would not cause a TerreStar Change of Control and (ii) the Closing will not require any registration under the Securities Act.

ARTICLE XIII.

REGISTRATION OF THE TERRESTAR SHARES

Section 13.1	Registration Request.

(a)       From the later of the Closing Date and May 15, 2009, and until May 15, 2014, if requested in writing by one or more Investors, including Holder, with respect to, in the aggregate, not less than 4.37 million Investors Shares (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected with respect to the TerreStar Shares or the Networks Shares) (such request, a “Registration Request” and the date thereof, the “Request Date”), which shall include a completed Notice and Questionnaire, TerreStar shall as promptly as practicable but in any event no later than the 30th day after the Request Date file with the SEC a shelf registration statement (the “Shelf Registration Statement”) providing for the registration of, and the sale on a continuous or delayed basis by Holder of, the Registrable Shares to which the Registration Request relates, pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC. TerreStar shall use commercially reasonable efforts to cause the Shelf Registration Statement to become or be declared effective under the Securities Act as promptly as practicable but in no event later than 90 days after the Request Date and to keep the Shelf Registration Statement continuously effective until the earlier of (i) the time when all TerreStar Shares included on such Shelf Registration Statement are no longer Registrable Shares and (ii) the time when a Registration Statement has been in effect with respect to the Registrable Shares for periods totaling 1 year, not counting toward such year (A) any periods when a Deferral Notice is in effect or (B) any Registration Break (such date, the “Registration End Date”). Commercially reasonable efforts shall be deemed to have been used notwithstanding an inability to have the Shelf Registration Statement declared or kept effective due to an inability to obtain the consent of TerreStar’s accountants if TerreStar acts in good faith and after the use of commercially reasonable efforts to obtain such consent by TerreStar.

(b)       TerreStar may, at its option, decline to make available a Shelf Registration Statement during the period starting on any Other Registration End Date and ending on the earlier of (i) 3 months following such Other Registration End Date and (ii) the date when TerreStar shall file with the SEC any registration statement with respect to any of its securities (such a period, a “Registration Break”). If the 30- or 90-day period following the Request Date referred to in Section 6.1(a) expires during a Registration Break, TerreStar’s applicable obligation under Section 6.1(a) following the end of such 30- or 90-day period shall commence immediately upon the end of the Registration Break; any period of time that has elapsed between a Request Date and the start of such Registration Break shall count toward the 30- or 90-day

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period referred to in Section 6.1(a). If a Registration Statement became effective and then ceased to be effective due to a Registration Break, TerreStar shall be obligated to use commercially reasonable efforts cause the applicable Registration Statement to become or be declared effective under the Securities Act by the end of the Registration Break.

(c)       TerreStar shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and TerreStar shall furnish to Holder copies of any supplement or amendment upon the request of Holder prior to its being used or promptly following its filing with the SEC; provided, however, that TerreStar shall have no obligation to deliver to Holder copies of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on TerreStar’s website (except in such instances in which TerreStar is correcting a material misstatement in any Registration Statement or Prospectus with respect to Holder’s shares of TerreStar Common Stock pursuant to Sections 6.2(a)(iv) and (ix)). If the Shelf Registration Statement, as amended or supplemented from time to time, ceases to be effective for any reason prior to the Registration End Date, TerreStar shall use commercially reasonable efforts, subject to Section 6.2(b), to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

(d)       In the event that the SEC requires TerreStar, or counsel for TerreStar in good faith (after consultation with the SEC) advises that the SEC would require TerreStar, to reduce the amount of TerreStar securities to be included in a Shelf Registration Statement in order to allow TerreStar to have such sales be treated as secondary sales with respect to such Shelf Registration Statement so that not all Investors Shares and other TerreStar securities entitled by binding agreements in effect on September 12, 2008 to be included in such Shelf Registration Statement may be so included, then, if Holder consents in writing to be named as an “underwriter” in such Shelf Registration Statement, TerreStar shall be obligated to include in such Shelf Registration Statement any Registrable Shares requested to be included therein by Holder, and comply with the requirements of Section 6.1(e); if Holder does not consent in writing to be named as an “underwriter” in such Shelf Registration Statement, then, TerreStar shall be obligated to include in such Shelf Registration Statement (which may be a subsequent Registration Statement if TerreStar needs to withdraw the initial Registration Statement and re-file a new Registration Statement in order to rely on Rule 415 under the Securities Act and have such sales be treated as secondary sales) only such limited portion of the securities otherwise entitled to be included in the Shelf Registration Statement as the SEC shall or would permit. Any Registrable Shares that are excluded in accordance with the foregoing terms are hereinafter referred to as “Cut Back Securities.” In the event there are Cut Back Securities, the right to be included in the Registration Statement shall be allocated first, to any persons entitled to register securities pursuant to Prior Registration Agreements, and second, among the Investors, pro rata based on the percentage of such securities requested to be included therein or as TerreStar and the Investors may otherwise agree. To the extent Cut Back Securities exist, at the option of the Investors, TerreStar shall use commercially reasonable efforts to take one or more of the following actions: (i) re-file such Shelf Registration Statement on Form S-1 in order to register

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any Cut Back Securities (and withdraw the initially filed Shelf Registration Statement or amend it, as required) if such re-filing will permit TerreStar to rely on Rule 415 under the Securities Act and have such sales be treated as secondary sales with respect to such Shelf Registration Statement; (ii) conduct one additional Underwritten Offering in addition to that provided for in Section 6.2(h) for all Investors who wish to participate therein on the terms set forth in Section 6.2(h); and (iii) register the Cut Back Securities in accordance with the provisions of this Section 6.1 and Section 6.2 promptly when eligible to do so under applicable federal securities Law, subject to the allocation set forth above, as TerreStar and its securities counsel reasonably determine (in consultation with the Investors and their securities counsel), in each case, unless the Cut Back Securities cease to be Registrable Shares.

(e)       If Holder elects to be named as an “underwriter” in any Shelf Registration Statement pursuant to Section 6.1(c), then TerreStar shall:

(i)        cooperate with any reasonable due diligence investigation undertaken by Holder, Holder’s counsel and any attorney, accountant or other agent retained by Holder in connection with the filing of the Shelf Registration Statement and the sale of Registrable Shares thereunder, including making available any documents and information reasonably requested by Holder and its Representatives and making available members of TerreStar’s senior management for discussions with Holder;

(ii)       make available for inspection by Holder, and any attorney, accountant or other agent retained by such Holder (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of TerreStar and any of its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of TerreStar to supply all information reasonably requested by any such Inspector in connection with any registration hereunder, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by TerreStar of its business, and (ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility; and

(iii)      use commercially reasonable efforts to furnish to Holder a signed counterpart, addressed to such Holder of (i) an opinion or opinions of counsel to TerreStar and (ii) a comfort letter or comfort letters from TerreStar’s independent public accountants pursuant to Statement on Auditing Standards No. 72, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as each such Holder and the managing underwriter, if any, reasonably requests.

Section 13.2	Procedures.
(a)	TerreStar shall:

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(i)        prepare and file with the SEC the Shelf Registration Statement on any form which may be utilized by TerreStar and which shall permit the disposition of the Registrable Shares covered by the Shelf Registration Statement in accordance with the intended method or methods thereof, as specified in writing by Holder, and use commercially reasonable efforts to cause the Shelf Registration Statement to become effective in accordance with Section 6.1(a);

(ii)       before filing the Shelf Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to Holder copies of all such documents proposed to be filed and consider for inclusion in such document when so filed with the SEC such comments as Holder shall have proposed within 3 Business Days of the delivery of such copies to Holder; provided, that if Holder elects to be named as an “underwriter” in any Shelf Registration Statement pursuant to Section 6.1(c), then TerreStar shall be obligated to include Holder’s comments in such Shelf Registration Statement or Prospectus, except that TerreStar shall not be required to include such Holder’s comments in such Shelf Registration Statement or Prospectus that are not, in the reasonable advice of nationally-recognized counsel for TerreStar experienced in such matters, advisable;

(iii)      use commercially reasonable efforts to prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement and file with the SEC any other required document as may be necessary to keep the Shelf Registration Statement continuously effective until the Registration End Date; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Shares covered by the Shelf Registration Statement in accordance with the intended methods of disposition by Holder set forth in the Shelf Registration Statement as so amended or such Prospectus as so supplemented;

(iv)      promptly notify Holder (A) when the Shelf Registration Statement or the Prospectus included therein or any amendment or supplement to the Prospectus or post-effective amendment has been filed with the SEC, and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request, following the effectiveness of the Shelf Registration Statement, by the SEC or any other Governmental Authority for amendments or supplements to the Shelf Registration Statement or related Prospectus, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation or written threat of any proceedings for that purpose, (D) of the receipt by TerreStar of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose, (E) of the occurrence of (but not the nature of or details concerning) any event or the existence of any fact (a “Material Event”) as a result of which the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue

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statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (F) of the determination by TerreStar that a post-effective amendment to the Shelf Registration Statement will be filed with the SEC, which notice may, at the discretion of TerreStar (or as required pursuant to Section 6.2(b)), state that it constitutes a Deferral Notice, in which event the provisions of Section 6.2(b) shall apply or (G) at any time when a Prospectus is required to be delivered under the Securities Act, that the Shelf Registration Statement, Prospectus, Prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder;

(v)       use commercially reasonable efforts to register or qualify, or cooperate with Holder and its counsel in connection with the registration or qualification of, such Registrable Shares for offer and sale under the securities or blue sky Laws of such jurisdictions as Holder reasonably requests in writing, to the extent required by Law, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of such Registrable Shares; prior to any public offering of the Registrable Shares pursuant to the Shelf Registration Statement, subject to Section 6.2(b), use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective until the Registration End Date in connection with Holder’s offer and sale of Registrable Shares pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Shares in the manner set forth in the Shelf Registration Statement and the related Prospectus, to the extent required by Law; provided, that TerreStar will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject;

(vi)      use commercially reasonable efforts to prevent the issuance of, and if issued, to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any post-effective amendment thereto, and to lift any suspension of the qualification of Registrable Shares for sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest practicable date;

(vii)     if reasonably requested by Holder, promptly incorporate in a prospectus supplement or post-effective amendment to the Shelf Registration Statement such information that Holder shall, on the basis of advice of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable Law and make any required filings of such prospectus supplement or such post-effective amendment; provided, that TerreStar shall not be required to take any actions under this Section 6.2(a)(vii) that are not, in the reasonable advice of nationally-recognized counsel for TerreStar experienced in such matters, in compliance with applicable Law;

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(viii)    promptly furnish to Holder, upon its request and without charge, at least 1 conformed copy of the Shelf Registration Statement and any amendments thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits; provided, however, that TerreStar shall have no obligation to deliver to Holder a copy of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on TerreStar’s website;

(ix)      while the Shelf Registration Statement is in effect, deliver to Holder in connection with any sale of Registrable Shares pursuant to the Shelf Registration Statement, upon its request and without charge, as many copies of the Prospectus relating to such Registrable Shares (including each preliminary prospectus) and any amendment or supplement thereto as Holder may reasonably request; and TerreStar hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by Holder in connection with any offering and sale of the Registrable Shares covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein; and

(x)       cooperate with Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holder may request in writing at least two business days prior to sales of Registrable Shares pursuant to the Shelf Registration Statement.

(b)       Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any Material Event as a result of which the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) a determination by TerreStar’s Board of Directors that, prior to the effective date of any Shelf Registration Statement, effecting the registration would adversely affect an offering of securities of TerreStar the preparation of which has then been commenced, or that TerreStar is in possession of material non-public information the disclosure of which would not be in the best interest of TerreStar, TerreStar will give notice to Holder that the availability of the Shelf Registration Statement is suspended for a period not to exceed 45 days (a “Deferral Notice”). Upon receipt of any Deferral Notice, Holder shall not sell any Registrable Shares pursuant to the Shelf Registration Statement until Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by TerreStar that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. TerreStar will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as practicable, (y) in the case of clause (B) above, as

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soon as, in the sole judgment of TerreStar, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of TerreStar or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of TerreStar, such suspension is no longer appropriate. TerreStar shall not issue in excess of 2 Deferral Notices in any 365 day period, and shall not issue any Deferral Notice within 60 days of any other Deferral Notice.

(c)       Upon receipt of a Deferral Notice, Holder shall forthwith discontinue (and cause any placement or sales agent or underwriters acting on its behalf to discontinue) the disposition of Registrable Shares pursuant to the Shelf Registration Statement until Holder (i) shall have received copies of such amended or supplemented Prospectus and, if so directed by TerreStar, Holder shall deliver to TerreStar all copies, other than permanent file copies, then in Holder’s possession of the Prospectus covering such Registrable Shares at the time of receipt of such notice or (ii) shall have received notice from TerreStar that the disposition of Registrable Shares pursuant to the Shelf Registration Statement may continue.

(d)       TerreStar may require Holder to furnish to TerreStar such information regarding Holder and its intended method of distribution of such Registrable Shares as TerreStar may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act or other applicable Law. Holder shall notify TerreStar as promptly as practicable of any inaccuracy or change in information previously furnished by Holder to TerreStar or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding Holder or Holder’s intended method of disposition of such Registrable Shares or omits to state any material fact regarding Holder or Holder’s intended method of disposition of such Registrable Shares required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to TerreStar any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to Holder or the disposition of such Registrable Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)       TerreStar shall comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than (i) 40 days after the end of any 12-month period (or 60 days after the end of any 12-month period if such period is a fiscal year) if TerreStar is at such time an “accelerated filer” and (ii) 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) if TerreStar is not an “accelerated filer” commencing on the first day of the first fiscal quarter of TerreStar commencing after the effective date of the Shelf Registration Statement, which statements shall cover said 12-month periods.

(f)        TerreStar shall use commercially reasonable efforts to provide such information as is required for any filings required to be made with FINRA.

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(g)       TerreStar shall enter into customary agreements and use commercially reasonable efforts to take all other necessary and lawful actions in connection therewith in order to expedite or facilitate disposition of the Registrable Shares.

(h)       If requested by Investors holding more than one-third of the then-outstanding Investors Shares, there shall be a single Underwritten Offering (for this Agreement and all Other Agreements together) for all Investors who wish to participate therein, apart from the one additional Underwritten Offering provided for in Section 6.1(d). The Underwritten Offering may be effected as a take-down off of any Shelf Registration Statement or, if unavailable, pursuant to the filing by TerreStar of a new Registration Statement or the combination of one or more Shelf Registration Statements. The Investor or Investors requesting the Underwritten Offering shall have the right to select the managing underwriter(s) to administer the Underwritten Offering, subject to the prior approval of TerreStar, which approval shall not be unreasonably withheld, conditioned or delayed. TerreStar agrees to enter into such agreements (including underwriting agreements in customary form), and take all such other actions as the Investor or the underwriter(s) reasonably request in order to expedite or facilitate the Underwritten Offering (including causing senior management and other Company personnel to cooperate with the Investors and the underwriter(s) in connection with performing due diligence). TerreStar shall pay for all Registration Expenses incident to such Underwritten Offering pursuant to Section 6.6, but not including any underwriting discounts or commissions incurred by the Investors in such Underwritten Offering. In the event there is a second Underwritten Offering pursuant to Section 6.1(d), or if an attempted Underwritten Offering is not counted as a result of the last sentence of the definition of such term, TerreStar shall not be obligated to permit the second or replacement Underwritten Offering until 9 months following the completion of the first or attempted Underwritten Offering.

Section 13.3	Piggyback Registration.

(a)       If, on any Nonregistration Day or during a Registration Break or any period during which a Deferral Notice is in effect, TerreStar desires to file any registration statement under the Securities Act for purposes of effecting an underwritten (i) primary public offering by TerreStar or (ii) public offering by another holder of TerreStar Common Stock (excluding, in each case, registration statements relating to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act, or a registration on any registration form which does not permit secondary sales), or providing for the registration of, and the sale on a continuous or delayed basis TerreStar Common Stock pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC, by TerreStar or another holder of TerreStar Common Stock (each, a “Piggyback Registration Statement”), TerreStar will provide at least 15 days prior notice to Holder and SkyTerra and will afford Holder an opportunity to include in such registration statement all or any part of the Registrable Shares. If Holder desires to include in any such registration statement all or any part of the Registrable Shares, Holder shall, within 10 days after receipt of such notice, so notify TerreStar, and in such notice shall inform TerreStar of the number of Registrable Shares such Holder wishes to include in such registration statement. If Holder decides not to include all of its Registrable Shares in any such registration statement thereafter filed by TerreStar, Holder shall nevertheless continue to have the right to include any Registrable Shares in any subsequent registration statement or registration statements as may be

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filed by TerreStar with respect to such offerings of its securities, all upon the terms and conditions set forth herein.

(b)       In the event that the SEC requires TerreStar, or counsel for TerreStar in good faith (after consultation with the SEC) advises that the SEC would require TerreStar to reduce the amount of TerreStar securities to be included in a Piggyback Registration Statement in order to allow TerreStar to rely on Rule 415 under the Securities Act and have such sales be treated as secondary sales with respect to such registration statement, then, if Holder consents in writing to be named as an “underwriter” in such registration statement, TerreStar shall be obligated to include in such registration statement any Registrable Shares requested to be included therein by Holder, and comply with the requirements of Section 6.1(e) (it being understood that TerreStar shall not be obligated to delay the securities offering pursuant to the Piggyback Registration Statement in order to permit the completion of the activities referred to in such Section); if Holder does not consent in writing to be named as an “underwriter” in such registration statement, then TerreStar shall be obligated to include in such registration statement (which may be a subsequent Registration Statement if TerreStar needs to withdraw the initial Registration Statement and re-file a new Registration Statement in order to rely on Rule 415 under the Securities Act and have such sales be treated as secondary sales) only such limited portion of the securities otherwise entitled to be included therein as the SEC shall or, based on the advice of TerreStar’s counsel, would permit. Any Registrable Shares that are excluded in accordance with the foregoing terms are hereinafter referred to as “Piggyback Cut Back Securities.” In the event there are Piggyback Cut Back Securities, the right to be included in the Registration Statement shall be allocated first, to the parties entitled to request that such registration statement be filed and any persons entitled to register securities pursuant to Prior Registration Agreements, and second, to the Investors, pro rata based on the percentage of such securities owned by them and requested to be included therein (or as may otherwise be agreed by TerreStar and the Investors).

(c)       In the event TerreStar gives notice under this Section 6.3, the right of Holder to include Registrable Shares to be included in a registration statement pursuant to this Section 6.3, if it is an underwritten offering, shall be conditioned upon Holder’s participation in such underwriting and the inclusion of the Registrable Shares in the underwriting to the extent provided herein. If Holder proposes to distribute Registrable Shares through such underwriting, it shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriters determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriters may exclude shares (including Registrable Shares) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to TerreStar and any persons entitled to register securities pursuant to Prior Registration Agreements and second, to Holder and other Investors on a pro rata basis (or as otherwise agreed by the Investors and TerreStar). If Holder disapproves of the terms of any such underwriting, Holder may elect to withdraw therefrom by notice to TerreStar and the underwriter, delivered at least 10 days prior to the effective date of the registration statement; provided, however, such 10-day deadline shall not apply if at the time of such withdrawal, Holder has learned of a material adverse change in the condition, business or prospects of TerreStar not known to Holder at the time of its request for such registration and has withdrawn

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its request for registration with reasonable promptness after learning of such material adverse change. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

Section 13.4    Holder’s Obligations. Holder shall not be entitled to sell any Registrable Shares pursuant to a Registration Statement or to receive a Prospectus relating thereto unless Holder has furnished TerreStar with a Notice and Questionnaire as required pursuant to Section 6.1 (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Holder shall promptly furnish to TerreStar all information required to be disclosed in order to make the information previously furnished to TerreStar by Holder not misleading and any other information regarding Holder and the distribution of such Registrable Shares as may be required to be disclosed in a Registration Statement under applicable Law or pursuant to SEC comments. Holder shall not sell any Registrable Shares pursuant to a Registration Statement without delivering, or causing to be delivered, a Prospectus to the purchaser thereof and, following termination of the effectiveness of the Registration Statement, shall notify TerreStar, within 10 Business Days of a request by TerreStar, of the amount of Registrable Shares sold pursuant to such Registration Statement and, in the absence of a response, TerreStar may assume that all of Registrable Shares were so sold.

Section 13.5    Holdback Agreements. To the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 6.1 or 6.3 which includes Registrable Shares, Holder shall not sell, transfer, sell forward, hedge, enter into any sort of derivative contract pertaining to or otherwise or otherwise dispose of, including in any sale pursuant to Rule 144 under the Securities Act, any TerreStar Shares, or any other equity security of TerreStar or any security convertible into or exchangeable or exercisable for any equity security of TerreStar other than as part of such underwritten public offering during the time period reasonably requested by the managing underwriter, not to exceed 90 days, provided that all of the executive officers and directors of TerreStar enter into similar lock-up agreements of no shorter duration. For the avoidance of doubt, if Holder does not participate in such an underwritten offering, Holder will not be obligated to execute a lock-up agreement or otherwise be bound by these restrictions.

Section 13.6    Registration Expenses. TerreStar shall bear and pay or cause to be paid promptly upon request being made therefor all expenses incident to TerreStar’s performance of or compliance with this ARTICLE VI, including, but not limited to, (a) all SEC and any FINRA registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Registrable Shares for offering and sale under the securities and blue sky Laws referred to in Section 6.2(a)(v), including reasonable fees and disbursements of one counsel for the placement agent or underwriters, if any, in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of the Shelf Registration Statement, the related Prospectuses, each amendment or supplement to each of the foregoing, the certificates representing the Registrable Shares and all other documents relating hereto, (d) fees and expenses of the transfer agent for the TerreStar Common Stock, (e) fees, disbursements and expenses of counsel and independent certified public accountants of TerreStar (including the expenses of any reports required by the Securities Act or the rules and regulations thereunder to be included or incorporated by reference in the Shelf Registration Statements or “cold comfort” letters required by or incident to such performance and compliance) and (f) fees, expenses and disbursements of any other Persons, including special experts, retained by

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TerreStar in connection with such registration (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are incurred, assumed or paid by Holder or any underwriter or placement agent therefor, TerreStar shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor. Notwithstanding the foregoing, the Investors shall pay all underwriting discounts and commissions and placement agent fees and commissions attributable to the sale of Investors Shares and the fees and disbursements of advisors or experts retained by the Investors (severally or jointly), but TerreStar shall pay for the fees and expenses of one counsel for the Investors in any Underwritten Offering, not to exceed $150,000.

Section 13.7    Penalties. TerreStar shall pay to Holder, within 5 Business Days after the end of each calendar month in which a Nonregistration Day occurs (or, if the determination of the Fair Value of TerreStar Common Stock requires the determination of its Appraised Value, within 5 Business Days after such determination), an amount, in cash, equal to 0.25% multiplied by the Fair Value per share of TerreStar Common Stock on the last trading day of such month multiplied by the number of Nonregistration Days in such month multiplied by the weighted average number of Registrable Shares to which such Nonregistration Days relate divided by the number of calendar days in such month. Solely for the purposes of the calculation of this penalty (and not for any other purpose under this Agreement), if Holder becomes permitted to sell Registrable Shares pursuant to Rule 144, then the number of Registrable Shares shall be reduced on each day by the number which Holder could have sold pursuant to Rule 144 if, on each day when it was so eligible, it had sold a number of Registrable Shares equal to (a) the number of shares of TerreStar Common Stock permitted to be sold by it pursuant to Rule 144 multiplied by (b) the number of Registrable Shares then owned by Holder divided by (c) the total number of shares of TerreStar Common Stock then owned by Holder.

Section 13.8	Indemnification.

(a)       TerreStar shall indemnify and hold harmless Holder, the directors, officers, employees and Affiliates of Holder and each person who controls Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other applicable Law, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any prospectus, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that TerreStar will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission from any such document, in reliance upon and in conformity with information provided by any Investor in writing (whether in its Notice and Questionnaire or otherwise). This indemnity agreement will be in addition to any liability that TerreStar may otherwise have.

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(b)       Holder shall indemnify and hold harmless TerreStar, each of its directors, each of its officers, and each person, if any, who controls TerreStar within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which TerreStar may become subject under the Securities Act, the Exchange Act or other applicable Law, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any prospectus, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information furnished in writing to TerreStar by Holder for use in such Registration Statement or prospectus, and agrees to reimburse TerreStar, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Holder shall not be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by Holder from the sale of Registrable Shares pursuant to the Registration Statement. This indemnity agreement will be in addition to any liability which Holder may otherwise have.

(c)       Promptly after receipt by an indemnified party under this Section 6.8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6.8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b). If any action shall be brought against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified

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party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d)       The provisions of this Section 6.8 and Section 6.9 shall remain in full force and effect, regardless of any investigation made by or on behalf of Holder, TerreStar, or any of the indemnified Persons referred to in this Section 6.8 and Section 6.9, and shall survive the sale by Holder of TerreStar covered by a Registration Statement.

(e)       All fees, disbursements and other charges under this Section 6.8 will be reimbursed by the Indemnifying Party promptly as they are incurred.

Section 13.9    Contribution. If the indemnification provided for in Section 6.8 is unavailable or insufficient to hold harmless an indemnified party under Section 6.8(a) or 6.8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by TerreStar from the offering and sale of the Registrable Shares, on the one hand, and Holder with respect to the sale by Holder of Registrable Shares, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of TerreStar and Holder on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by TerreStar on the one hand and Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Investors Shares (excluding discounts and commissions, but before deducting expenses) received by or on behalf of TerreStar, on the one hand, and the total net proceeds (excluding discounts and commissions, but before deducting expenses) received by Holder upon a resale of the Registrable Shares, on the other, bear to the total gross proceeds from the sale all Investors Shares pursuant to the Registration Statement in the offering of the Investors Shares from which the contribution claim arises. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to TerreStar or information supplied by TerreStar on the one hand or to any information contained in the relevant Notice and Questionnaire supplied by Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6.9 were to be determined by pro rata allocation or by any other method of allocation that does not take into

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account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6.9 shall be deemed to include, for purposes of this Section 6.9, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 6.9, Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares sold by Holder to any purchaser exceeds the amount of any damages which Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 13.10  Transfer of Registration Rights. Holder may transfer or assign its registration rights under this Agreement to a transferee or assignee; provided, however, that upon or prior to such transfer or assignment TerreStar is provided: (a) written notice by Holder stating the name and address of such transferee or assignee and identifying the Registrable Shares with respect to which such registration rights are being transferred or assigned; and (b) a joinder agreement executed by such transferee or assignee pursuant to which such transferee or assignee agrees to be bound by the terms of this Agreement. Notwithstanding the foregoing, Holder may transfer or assign its rights under this Agreement to a transferee or assignee if such transferee or assignee is (i) an Affiliate, partner or retired partner of any Holder or (ii) any family member or trust for the benefit of Holder, if Holder is an individual. For the purposes of the definitions of “Registrable Share” and “Nonregistration Day,” at any time following any transfer or assignment of a TerreStar Share, such TerreStar Share shall be deemed to be permitted to be resold pursuant to Rule 144 under the Securities Act free of restrictions as to volume and manner of sale if either (i) such TerreStar Share may be so resold or (ii) such TerreStar Share would have been permitted to be so resold had such transfer or assignment not occurred.

ARTICLE XIV.

CONDITIONS TO CLOSING

Section 14.1    Conditions to Obligations of TerreStar. The obligations of TerreStar to consummate the Closing shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by TerreStar in its sole discretion:

(a)       Any waiting period (and any extension thereof) under the HSR Act applicable to the Closing shall have expired or shall have been terminated. All other material consents of, or registrations, declarations or filings with, any Governmental Authority legally required for the consummation of the Closing shall have been obtained or filed.

(b)       The representations and warranties of Holder contained in this Agreement, other than in Section 4.7, shall be true and correct in all material respects both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a

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specified date, such representations and warranties shall be true and correct in all material respects as of such specified date. The representations and warranties of Holder contained in Section 4.7 shall be true and correct. Holder shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c)       TerreStar shall have received a certificate of an officer of Holder as to the satisfaction of the condition set forth in Section 7.1(b).

(d)       The consummation of the Closing would not cause a TerreStar Change of Control, as reasonably determined by TerreStar.

(e)       If TerreStar is advised by its counsel that such counsel is unable to conclude that Holder is an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act), TerreStar shall have received an opinion of counsel reasonably acceptable to TerreStar that the transactions to be conducted at the Closing will not require registration under the Securities Act.

(f)        TerreStar shall have received certificates representing the Networks Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed.

(g)       TerreStar shall have received certificates representing all 3,136,428 of the TGL Shares, free and clear of all Liens, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed.

Section 14.2    Conditions to Obligations of Holder. The obligations of Holder to consummate the Closing shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Holder in its sole discretion:

(a)       Any waiting period (and any extension thereof) under the HSR Act applicable to the Closing shall have expired or shall have been terminated. All other material consents of, or registrations, declarations or filings with, any Governmental Authority legally required for the consummation of the Closing shall have been obtained or filed.

(b)       The representations and warranties of TerreStar contained in this Agreement shall be true and correct in all material respects both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date. TerreStar shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c)       Holder shall have received a certificate of an officer of TerreStar as to the satisfaction of the condition set forth in Section 7.2(b).

(d)	Holder shall have received certificates representing the TerreStar Shares.

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ARTICLE XV.

TERMINATION

Section 15.1    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)	by mutual written consent of Holder and TerreStar;

(b)       (i) by TerreStar, if Holder breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 14.2, (B) cannot be cured and (C) has not been waived by TerreStar or (ii) by Holder, if TerreStar breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 14.1, (B) cannot be cured and (C) has not been waived by Holder;

(c)       (i) by TerreStar, if any of the conditions set forth in Section 14.1 shall have become incapable of fulfillment or (ii) by Holder, if any of the conditions set forth in Section 14.2 shall have become incapable of fulfillment; provided, that the right to terminate this Agreement pursuant to this ?Section 8.1(c) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of such condition to be satisfied on or prior to such date; or

(d)       by either TerreStar or Holder in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions to occur at the Closing and such order, decree, ruling or other action shall have become final and nonappealable.

The party seeking to terminate this Agreement pursuant to this Section 15.1 shall give prompt written notice of such termination to the other party. No termination of this Agreement pursuant to this Section 8.1 shall affect the ability of Holder to enter into any subsequent Exchange and Registration Agreement with TerreStar.

Section 15.2    Effect of Termination. In the event of termination of this Agreement as provided in Section 15.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party except (a) for the provisions of Section 6.8 relating to indemnification, Section 16.2 relating to fees and expenses, Section 7.5 relating to notices, Section 7.8 relating to third-party beneficiaries and this Section 15.2 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

ARTICLE XVI.

GENERAL PROVISIONS

Section 16.1    Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by

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an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.

Section 16.2    Fees and Expenses. Except as provided in Sections 6.2(h), 6.6, 6.7 and 6.8, each of the Parties acknowledges and agrees that such Party is responsible for bearing and paying its own legal fees and any other expenses incurred in connection with negotiating, executing and implementing this Agreement. Nothing in this ?Section 9.2 shall preclude a Party from making a claim for or recovering legal expenses incurred in connection with enforcement of its rights and remedies under this Agreement in a court of law or other legal proceeding, arbitration or mediation.

Section 16.3    Waiver. No failure or delay of either Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

Section 16.4    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(i)	if to TerreStar, to:

TerreStar Corporation

12010 Sunset Hills Road

Reston, VA 20910

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention: David M. Wilf

(ii) if to Holder, to:

Attention:

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Facsimile:

with a copy (which shall not constitute notice) to:

Attention:
Facsimile:

Section 16.5    Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 16.6    Entire Agreement. This Agreement (including the Exhibits hereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the Parties with respect to the subject matter hereof and thereof. This Agreement shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any Party with respect to the transactions contemplated hereby other than those expressly set forth herein or in any document required to be delivered hereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof.

Section 16.7    No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 16.8    Assignment; Successors. This Agreement will bind and inure to the benefit of the Parties and their respective successors, and permitted assigns. No Party will assign any rights or delegate any obligations hereunder without the consent of the other Parties, except pursuant to Section 6.10. Except as otherwise expressly provided herein, nothing in this Agreement is intended to or will confer any rights or remedies on any Person other than the Parties and their respective successors and permitted assigns and other than indemnified persons pursuant to Section 6.8.

Section 16.9    Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this

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Agreement in the United States District Court for the Southern District of New York or the applicable New York state court located in New York County (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which such Party is entitled at law or in equity. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

Section 16.10  Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Law of the State of New York without regard to any applicable principles of conflicts of law. Each Party agrees that, in connection with any legal suit or proceeding arising with respect to this Agreement, it shall submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or the applicable New York state court located in New York County and agrees to venue in such courts.

Section 16.11  Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 16.12  Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 16.13  Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, TerreStar and Holder have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TERRESTAR CORPORATION

By:
Name:
Title:

[HOLDER]

By:
Name:
Title:

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Exhibit A

Notice and Questionnaire

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